UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  July 22, 2005

                        ADM TRONICS UNLIMITED, INC.
          (Exact name of registrant as specified in its charter)


          Delaware            000-17629                22-1896032
       (State or other       (Commission              (IRS Employer
        jurisdiction of       File Number)            Identification
        incorporation)                                     No.)



             224-S Pegasus Avenue, Northvale, New Jersey 07647
            (Address of principal executive offices) (Zip Code)


                           (201) 767-6040
                   Registrant's Telephone Number


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under
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[  ]	Written communications pursuant to Rule 425 under the Securities
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[  ] 	Soliciting material pursuant to Rule 14a-12 under the Exchange
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[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] 	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).













Item 1.02. 	Termination of a Material Definitive Agreement.

	On April 1, 2005, Ivivi Technologies, Inc. ("Ivivi"), a majority-owned subsidiary of ADM Tronics Unlimited, Inc. (the "Company"), entered into an agreement (the "Agreement") with Global Medical, L.L.C. ("Global") pursuant to which Global was to provide Ivivi with certain managerial services (the "Services") with respect to the medical devices and products manufactured, distributed, sold or rented by Ivivi (the "Ivivi Products"). The term of the Agreement was two years commencing on April 1, 2005 and was renewable for successive one-year terms if mutually agreed in writing by the parties.

	After evaluation of the Agreement, Ivivi elected to terminate the Agreement. Accordingly, on July 22, 2005, Ivivi and Global entered into an agreement (the "Termination Agreement") pursuant to which the Agreement was terminated (the "Termination"). Pursuant to the terms of the Termination Agreement, from July 15, 2005 through September 16, 2005 (the "Transition Period"), Global shall continue to provide certain of the Services to Ivivi as set forth in the Termination Agreement. As compensation for such Services, Ivivi shall pay Global: (i) $20,000 each month during the Transition Period; and (ii) an amount equal to 13% of the aggregate amount invoiced by Global (net of taxes, returns and adjustments) on behalf of and in the name of Ivivi, for the sale or rental of Ivivi Products during the Transition Period.

	Pursuant to the terms of the Termination Agreement, from the date of the Termination Agreement until September 30, 2005, or such later date as mutually agreed to by the parties (the "Managed Care Commission Period"), Global shall have the right to enter into agreements with managed care companies pursuant to which Global shall service the managed care companies and their respective patients/members, utilizing Ivivi Products on a local/regional basis. Pursuant to the Termination Agreement, for a period of three years following the date of the Termination, Global shall be entitled to receive commissions equal to 45% of revenues generated from such agreements entered into during the Managed Care Commission Period; provided, that Global continues to service the managed care companies and their respective patients/members under such agreements during such three-year period.

	Notwithstanding the Termination, Ivivi and Global agreed that Global may continue to act as a distributor of Ivivi Products under the existing distributor agreement between Ivivi and Global, as such agreement may otherwise be amended by such parties from time to time.

	The description of the Termination Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ADM Tronics Unlimited, Inc.
                                                By:  /s/ Andre' DiMino
                                              Name:      Andre' DiMino
                                             Title:      President

Dated: July 28, 2005